SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                   FORM 8 - K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                November 10, 1997
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                                (Date of Report)

                                  SofTech, Inc.
                                  -------------
             (Exact name of registrant as specified in its charter)

     Massachusetts                    0-10665                  #04-2453033
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(State or other jurisdic-           (Commission               (IRS Employer
 tion of Incorporation or           file number)          Identification Number)
     organization

3260 Eagle Park Drive, N.E., Grand Rapids, MI                     49505
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  (Address of principal executive offices)                      (Zip Code)

                                 (616) 957-2330
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              (Registrant's telephone number, including area code)



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Item 2. Acquisition of assets.

     On November 10, 1997, SofTech, Inc. ("SofTech") completed the acquisition of certain assets and assumed certain liabilities of the Advanced Manufacturing Technology ("AMT") division of CIMLINC, Incorporated ("CIMLINC"). CIMLINC is a privately held Delaware corporation with headquarters in Itasca, Illinois.

     AMT is a technology group that targets its application software products to the Mold and Die industry. AMT has been operated as a separate profit center of CIMLINC since 1992. At the transaction date, AMT employed 31 full time employees (Sales 6, R&D 9, Service 8 and G&A 5) and is located in Troy, Michigan. AMT's software products have been primarily targeted to the tier two automotive component suppliers in the U.S. marketplace that create molds and dies from electronic models. AMT's software technology enhances the efficiency of the mold building process by reducing project development time and costs and increasing the quality of molds and tools.

     SofTech acquired all of the material assets of AMT except for accounts receivable with a net value of approximately $2.0 million as of the transaction date. In the acquisition, SofTech acquired assets with a net book value of approximately $338,000 (unaudited) and a defined list of liabilities with a net book value of approximately $2,325,000 (unaudited). The assets acquired included office furniture, computer equipment and off-the-shelf software currently marketed and supported by AMT known as PROSPECTOR(TM), EXPERTCAD(TM), EXPERTCAM(TM), TOOLDESIGNER(TM) and TOOLMAKER(TM). The Company intends to continue to utilize such physical assets acquired in the business.

     The purchase price for the acquired assets was $1,750,000 in cash, 200,000 shares of SofTech stock and the assumption of the above referenced liabilities. The source of the funds used in the acquisition came from existing working capital resources including the Company's credit facility with Deutsche Financial Services Corporation. SofTech provided CIMLINC with a guarantee that the shares received in the transaction would have a value of at least $1.0 million within two years or an additional payment would be due for the difference. The guarantee is cancelled if, during the two year period, the shares are sold or if the aggregate value of the shares equals or exceeds $1.4 million for a specified period. The additional payment, if due, can be made in cash or shares or any combination thereof at the discretion of SofTech; provided, however, that in no event will the total shares issued to complete this transaction exceed 19.9% of shares outstanding before the transaction. If the additional payment is to be made in shares the average closing price for the last thirty (30) trading days of the two year period shall be used to derive the per share value.

     In addition, SofTech will issue 157,143 shares of stock to a group of AMT employees to satisfy certain amounts due to those individuals upon the sale of AMT by


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CIMLINC. CIMLINC had entered into these arrangements with the key AMT employees in order to ensure their cooperation and continued employment in the event of a sale. SofTech has guaranteed the recipients of 65,714 of those 157,143 shares that the value of the shares will be at least $3.50 in two years or an additional payment will be made in cash for the difference.

     SofTech will also issue 357,981 shares of stock for the benefit of certain AMT employees. These individuals received a stock award that vests 50% at the first anniversary and 50% at the second anniversary of the transaction. In exchange for the share award these individuals agreed to take a salary reduction of either 10% or 20% from their current compensation plans. All of such salary reductions can be recovered by those individuals in the event that the revenue generated from the AMT business exceeds certain forecasted targets. If any of the recipients terminate their employment prior to vesting, their non-vested shares are forfeited and allocated to the recipients on a pro rata basis. If the employment of any of these individuals is terminated by the Company for any reason, other than fraud or illegal activity, during the two year vesting period the individuals are allowed to continue to purchase the non-vested shares. At the one year anniversary any participant can elect to withdraw from the program but will only receive 40% of the stock awarded to them.

Item 7. Financial Statements and Exhibits

     (a) It is impracticable to provide, at this time, the required audited financial statements for the AMT division. These financial statements will be provided within sixty days of November 25, 1997.

     (b) It is impracticable to provide, at this time, the required pro forma financial statements for the acquisition described above. These pro forma financial statements will be provided within sixty days of November 25, 1997.

     (c) Exhibit filed as part of this report:

     2.1 Asset Purchase Agreement dated November 10, 1997 by and among SofTech, Inc., Information Decisions, Inc., CIMLINC, Incorporated, CIMLINC Ltd. and CIMLINC GmbH.

List of Omitted Schedules to the Asset Purchase Agreement

     Pursuant to Item 601(b)(2) of Regulation S-K, SofTech, Inc. agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.


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                               Index of Schedules

Schedule 1.1             Subject Assets
Schedule 1.1(a)          Excluded Assets
Schedule 1.2             Liabilities
Schedule 2.3             Subsidiaries
Schedule 2.6(b)          Leased Properties
Schedule 2.6(c)          Personal Property
Schedule 2.7             Financial Statements
                              - Balance sheets as of March 31, 1997, June 30,
                                1997 and September 30, 1997
                              - Statements of Income for the twelve months ended
                                March 31, 1997, 1996 and 1995 and for the three months ended June 30 and September 30, 1997
Schedule 2.8(b)          Tax Returns
Schedule 2.9             Accounts Receivable
Schedule 2.11            Contracts
Schedule 2.16            Employee Benefit Plans
Schedule 2.18(a)         Current Directors and Officers
Schedule 2.18(b)         AMT Suppliers: Aggregate Payments Greater than $5,000
                         in Fiscal 1996
Schedule 2.20 (a)        Current Employees
Schedule 2.20(b)         Terminated Employees
Schedule 2.21(a)         Revenue by Customer Greater than $10,000 for Each of
                         Fiscal Years Ended March 31, 1997 and 1996 and for the
                         Six Months Ended September 30, 1997
Schedule 2.21(b)         Listing of Prospector Sales to End Users
Schedule 2.21(c)         Listing of Prospector Sales to Distributors
Schedule 2.22            Proprietary Rights


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       SofTech, Inc.
                                       (Registrant)

                                       By /s/ Joseph P. Mullaney
                                              Joseph P. Mullaney
                                              Vice President and CFO